UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2026

SYNLOGIC, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37566	26-1824804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 30
Winchester, Massachusetts		01890
(Address of Principal Executive Offices)		(Zip Code)

(617) 659-2802

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On July 28, 2026, Synlogic, Inc., a Delaware corporation (“Synlogic”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Synlogic, Caldera Therapeutics, Inc., a Delaware corporation (“Caldera”), Sonic Holdco, Inc., a Delaware corporation (“Parent”), Yellowstone Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Caldera Merger Sub”), and Sonic Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Synlogic Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the satisfaction of the conditions described therein, Synlogic will be merged with and into Synlogic Merger Sub, with Synlogic surviving as a wholly owned subsidiary of Parent (the “Synlogic Merger”), and Caldera will be merged with and into Caldera Merger Sub, with Caldera surviving as a wholly owned subsidiary of Parent (the “Caldera Merger” and, together with the Synlogic Merger, the “Mergers” and, together with all of the other transactions contemplated by the Merger Agreement, the “Contemplated Transactions”). The Mergers are intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Subject to the terms and conditions of the Merger Agreement, (a) at the effective time of the Caldera Merger (the “Caldera Effective Time”) and following the conversion into shares of common stock of Caldera, $0.0001 par value per share (“Caldera Common Stock”) of Caldera’s (i) Series A Preferred Stock, $0.00001 par value per share, and (ii) Series A-1 Preferred Stock, $0.00001 par value per share, each then-outstanding share of Caldera Common Stock, including shares of Caldera Common Stock issued in connection with the Concurrent Financing (as defined below) (excluding any shares of Caldera Common Stock held by stockholders who have exercised and perfected appraisal rights for such shares) will be converted into the right to receive a number of shares of common stock of Parent, $0.001 par value per share (“Parent Common Stock”), calculated in accordance with the applicable exchange ratio as set forth in the Merger Agreement and (b) immediately following the Caldera Effective Time, at the effective time of the Synlogic Merger (the “Synlogic Effective Time”), each then-outstanding share of common stock of Synlogic, $0.001 par value per share (the “Synlogic Common Stock”) (excluding any shares of Synlogic Common Stock held by stockholders who have exercised and perfected appraisal rights for such shares) will be converted into the right to receive a number of shares of Parent Common Stock, calculated in accordance with the applicable exchange ratio as set forth in the Merger Agreement.

At the Synlogic Effective Time, each then-outstanding option to purchase shares of Synlogic Common Stock (a “Synlogic Option”) with an exercise price per share less than the closing trading price of a share of Synlogic Common Stock, on the last full trading day on which the Synlogic Common Stock is traded prior to the date on which the Synlogic Effective Time occurs, will become fully vested and converted into net-exercised shares of Parent Common Stock, subject to adjustment as set forth in the Merger Agreement. At the Synlogic Effective Time, each then-outstanding option to purchase Synlogic Common Stock with an exercise price per share greater than the closing trading price of a share of Synlogic Common Stock, on the last full trading day on which the Synlogic Common Stock is traded prior to the date on which the Synlogic Effective Time occurs, will be immediately prior to the Synlogic Effective Time, assumed and converted into an option to purchase Parent Common Stock, on the same terms and conditions (including the same vesting and exercisability terms and conditions) as were applicable to such Synlogic Option immediately prior to the Synlogic Effective Time, subject to adjustment as set forth in the Merger Agreement.

Each then-outstanding option to purchase Caldera Common Stock (a “Caldera Option”) will be immediately prior to the Caldera Effective Time, assumed and converted into an option to purchase Parent Common Stock, on the same terms and conditions (including the same vesting and exercisability terms and conditions) as were applicable to such Caldera Option immediately prior to the Caldera Effective Time, subject to adjustment as set forth in the Merger Agreement.

At the Closing (as defined below), on a pro forma basis and based upon the number of shares of Parent Common Stock expected to be issued in connection with the Mergers and the Concurrent Financing, pre-merger equityholders of Caldera (other than the Investors (as defined below) in the Concurrent Financing) are expected to own approximately 62.8% of the combined company, pre-merger equityholders of Synlogic are expected to own approximately 2.3% of the combined company and the Investors in the Concurrent Financing are expected to own approximately 34.9% (assuming proceeds from the Concurrent Financing of $278.0 million), in each case, calculated on a fully diluted basis, using the treasury stock method, and subject to certain assumptions, including (i) a valuation for Synlogic of $18.0 million, assuming Synlogic has net cash of $6.0 million as of the closing of the Mergers (the “Closing” and such date, the “Closing Date”), (ii) a valuation for Caldera of $500.0 million, and (iii) the relative capitalization of Synlogic and Caldera. The percentage of the combined company that each party’s equity holders will own following the Closing is subject to certain adjustments as described in the Merger Agreement, including the amount of the Final Synlogic Net Cash at Closing (as defined in the Merger Agreement).

The Merger Agreement contains representations and warranties of the parties regarding their respective businesses. The Merger Agreement also contains certain covenants made by each of Synlogic and Caldera, including non-solicitation restrictions binding each party (and subject to certain exceptions as further described in the Merger Agreement) and its representatives and restrictions on the operation of each party’s business between the date of the Merger Agreement and the Closing.

In connection with the Mergers, Parent will prepare and file a registration statement on Form S-4, which will contain a prospectus to register the shares of Parent Common Stock issued pursuant to the Merger Agreement (the “Form S-4”). Promptly after the Form S-4 is declared effective, Synlogic shall hold a stockholder meeting to seek the vote of Synlogic’s stockholders of, among other matters, the approval of the Merger Agreement and the Contemplated Transactions, including the Synlogic Merger (the “Synlogic Stockholder Approval”) and Caldera shall solicit written consents from the Caldera stockholders (the “Caldera Stockholder Written Consent”) to seek approval of the Merger Agreement and the Contemplated Transactions, including the Caldera Merger.

The Closing is subject to certain closing conditions, including: (i) the Synlogic Stockholder Approval; (ii) approval by the requisite Caldera stockholders of the adoption and approval of the Merger Agreement and the transactions contemplated thereby; (iii) the approval of the listing of the shares of Parent Common Stock to be issued in the Mergers on The Nasdaq Stock Market; (iv) the Securities Purchase Agreement (as defined below) being in full force and effect with cash proceeds of no less than $278.0 million having been received by Caldera; (v) the existing shares of Synlogic Common Stock having remained quoted on the OTC Pink Limited Market as of and from the date of the Merger Agreement through the Closing Date; and (vi) the effectiveness of the Form S-4. The Closing is also subject to other specified customary closing conditions of each party, including the accuracy of each party’s representations and warranties, subject to applicable materiality qualifications, compliance by each party with its covenants under the Merger Agreement in all material respects, respectively, delivery of certain customary closing documents by each of Synlogic and Caldera, and no Synlogic material adverse effect or Caldera material adverse effect having occurred since the date of the Merger Agreement that is continuing, respectively.

Either party may be required to pay a termination fee in the event of termination of the Merger Agreement in certain circumstances. A termination fee of $5.0 million (the “Caldera Termination Fee”) may become payable by Caldera to Synlogic if the Merger Agreement is terminated by (a) Synlogic if a Caldera Triggering Event (as defined in the Merger Agreement) shall have occurred, which includes (i) the board of directors of Caldera or a committee thereof makes a Caldera Board Adverse Recommendation Change (as defined in the Merger Agreement), or (ii) Caldera’s entry into a letter of intent or other agreement relating to an alternative acquisition proposal, or (b) by Caldera concurrently with Caldera’s entry into any Permitted Alternative Agreement (as defined in the Merger Agreement), subject to certain requirements set forth in the Merger Agreement. In addition, the Caldera Termination Fee may also become payable by Caldera to Synlogic on a “tail” basis if the Merger Agreement is terminated (i) because the Mergers were not consummated by six months from the date of the Merger Agreement (the “Outside Date”) or Caldera fails to obtain the approval of its stockholders for the Contemplated Transactions and deliver such approval to Synlogic within 15 days after the Form S-4 becomes effective, or (ii) upon Caldera’s uncured material breach of the Merger Agreement and consummation of an alternative acquisition transaction within twelve months after such termination.

A termination fee of $1.0 million (the “Synlogic Termination Fee”) may become payable by Synlogic to Caldera if the Merger Agreement is terminated (a) by Caldera if a Synlogic Triggering Event (as defined in the Merger Agreement) shall have occurred, which includes (i) the failure of Synlogic to include the Synlogic Board Recommendation (as defined in the Merger Agreement) in its proxy statement, (ii) the board of directors of Synlogic or a committee thereof makes a Synlogic Board Adverse Recommendation Change (as defined in the Merger Agreement), or (iii) Synlogic’s entry into a letter of intent or other agreement relating to an alternative acquisition proposal, or (b) by Synlogic concurrently with Synlogic’s entry into any Permitted Alternative Agreement, subject to certain requirements set forth in the Merger Agreement. In addition, the Synlogic Termination Fee may also become payable by Synlogic to Caldera on a “tail” basis if the Merger Agreement is terminated (i) because the Mergers were not consummated by the Outside Date or Synlogic fails to obtain the approval of its stockholders for the Contemplated Transactions, or (ii) by Caldera upon Synlogic’s uncured material breach of the Merger Agreement and consummation of an alternative acquisition transaction within twelve months after such termination.

Support Agreements

Concurrently with the execution of the Merger Agreement, certain stockholders of Synlogic holding approximately 50.9% of the outstanding Synlogic capital stock entered into support agreements (the “Synlogic Support Agreements”) in favor of Caldera, providing among other things, that such stockholders will vote all of their eligible shares of Synlogic capital stock, among other things: (i) in favor of approving the Mergers, the Synlogic Stockholder Approval and the other actions contemplated by the Merger Agreement and (ii) against any proposal made in opposition to, or in competition with, the Merger Agreement or the Mergers.

Concurrently with the execution of the Merger Agreement, certain stockholders of Caldera holding approximately 72.6% of the outstanding Caldera capital stock entered into support agreements (the “Caldera Support Agreements” and, together with the Synlogic Support Agreements, the “Support Agreements”) in favor of Caldera, providing among other things, that such stockholders will vote all of their shares of Caldera capital stock, among other things: (i) in favor of approving the Mergers, the Caldera Stockholder Written Consent and the other actions contemplated by the Merger Agreement and (ii) against any proposal made in opposition to, or in competition with, the Merger Agreement or the Mergers.

Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, the executive officers, directors and certain stockholders of Caldera entered into lock-up agreements (the “Lock-Up Agreements”), pursuant to which, subject to specified exceptions, such persons accepted certain restrictions on transfers of the shares of Parent Common Stock beneficially held by such persons or such persons’ family members (other than shares received as a result of the conversion of shares received in the Concurrent Financing) for the 180-day period following the Synlogic Effective Time.

The foregoing descriptions of the Merger Agreement, the form of Synlogic Support Agreement, the form of the Caldera Support Agreement and the form of Lock-Up Agreement (collectively, the “Agreements”), do not purport to be complete and are qualified in their entirety by reference to those Agreements, which are filed as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by each of Parent, Synlogic and Caldera in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Agreements were used for the purpose of allocating risk between the parties thereto rather than establishing matters as facts. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact.

Concurrent Financing

Concurrently with entering into the Merger Agreement, Caldera entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain qualified institutional buyers and/or accredited investors (the “Investors”). Pursuant to the Securities Purchase Agreement, and subject to the terms and conditions therein, Caldera agreed to sell, and the Investors agreed to purchase, an aggregate of approximately $278.0 million worth of shares of Caldera Common Stock (the “Concurrent Financing”). The price per share is equal to the Caldera Equity Value (as defined in the Merger Agreement) divided by the number of shares of Caldera Common Stock outstanding as of immediately prior to the Closing. Shares of Caldera Common Stock issued pursuant to the Concurrent Financing will be converted into shares of Parent Common Stock, in accordance with the terms of the Merger Agreement. The closing of the Concurrent Financing is anticipated to occur on or about the date of the Closing of the Mergers, subject to the satisfaction of customary closing conditions, including (i) Caldera’s receipt of aggregate proceeds under the Securities Purchase Agreement of not less than $278.0 million, (ii) that the closing of the Mergers shall be set to occur substantially concurrently with the closing under the Securities Purchase Agreement, and (iii) that Synlogic shall have obtained the stockholder approval required under the Merger Agreement. The Securities Purchase Agreement contains customary representations and warranties of Caldera, on the one hand, and the Investors, on the other hand, and customary indemnification provisions.

Parent and Caldera have also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors in connection with the Concurrent Financing. Pursuant to the Registration Rights Agreement, the combined company will prepare and file a resale registration statement with the Securities and Exchange Commission (the “SEC”) within 30 calendar days following the Closing Date. The combined company will use its reasonable best efforts to cause such registration statement to become effective at the earliest possible date.

The combined company will also agree to, among other things, indemnify the Investors, their members, shareholders, directors, officers, partners, employees, managers, agents, representatives and advisors under the Registration Rights Agreement from certain liabilities and pay all fees and expenses (excluding underwriting discounts and selling commissions and all similar fees and commissions relating to an Investor’s disposition of its Registrable Securities (as defined in the Registration Rights Agreement)) incident to the combined company’s obligations under the Registration Rights Agreement.

The foregoing descriptions of the Securities Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Securities Purchase Agreement, as well as the Registration Rights Agreement, forms of which are filed as Exhibits 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Warrant Amending Agreements

In October 2023, in an underwritten public offering, Synlogic issued to certain purchasers (the “Holders”) common warrants (the “Warrants”) to purchase up to an aggregate of 7,394,363 shares of Synlogic Common Stock (the “Warrant Shares”) exercisable at $3.408 per share, subject to adjustment (the “Exercise Price”). On July 27, 2026, Synlogic entered into warrant amending agreements (collectively, the “Warrant Amending Agreements”) with all the Holders that (i) reduced the Exercise Price of the Warrants to $0.70 per Warrant Share and (ii) removed the Holders’ right to require Synlogic or a successor entity to redeem the Warrants for cash in an amount equal to the Black-Scholes Value (as defined in the Warrants) of the unexercised portion thereof, concurrently with or within 30 days following the consummation of a fundamental transaction.

The foregoing description of the Warrant Amending Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Warrant Amending Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On July 29, 2026, Synlogic and Caldera issued a joint press release announcing the execution of the Merger Agreement and the Securities Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of Synlogic under the Securities Act of 1933, as amended (the “Securities Act”).

Use of Website to Distribute Material Non-Public Information

Synlogic’s Investor Relations website is www.investor.synlogictx.com. Synlogic uses its Investor Relations website as a means of disclosing material non-public information and for the purpose of complying with its disclosure obligations under Regulation FD. Therefore, Synlogic encourages investors, the media and others interested in Synlogic to review the information it posts on its Investor Relations website.

Additional Information and Where to Find It

In connection with the Contemplated Transactions between Caldera and Synlogic, Synlogic and the Parent will file relevant materials with the SEC. The Parent will file a registration statement on Form S-4 that will include a proxy statement and prospectus relating to the Contemplated Transactions, which will constitute a proxy statement of Synlogic and a prospectus of the Parent (the “Prospectus”). Synlogic and the Parent may also file other documents with the SEC regarding the Contemplated Transactions. This document is not a substitute for the Prospectus or any other document which Synlogic or the Parent may file with the SEC or send to stockholders of Synlogic or Caldera in connection with the Contemplated Transactions. The Prospectus will be mailed to stockholders of Synlogic. INVESTORS AND SECURITYHOLDERS OF SYNLOGIC ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROSPECTUS AND ALL OTHER DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SYNLOGIC, CALDERA AND THE CONTEMPLATED TRANSACTIONS. Investors and security holders will be able to obtain free copies of the registration statement and the Prospectus (when available) and other documents filed with the SEC by Synlogic or the Parent through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Synlogic will be available free of charge on Synlogic’s website at www.synlogictx.com.

No Offer or Solicitation

This communication is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, or the solicitation of an offer to subscribe for, buy or sell, or an invitation to subscribe for, buy or sell, any securities of Synlogic, Caldera or the Parent, or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the Contemplated Transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act and otherwise in accordance with applicable law.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of Synlogic or Caldera. However, Synlogic, Caldera and the Parent and each of their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the Contemplated Transactions. Information about the directors and executive officers of Synlogic may be found in its Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on March 12, 2026, as amended by our Annual Report on Form 10-K/A, filed with the SEC on April 30, 2026. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “will,” “would,” “target,” and similar expressions. Forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond Synlogic’s control and are not guarantees of future results, including statements about the Contemplated Transactions, the Concurrent Financing, future financial and operating results, and combined company strategy and operations. These forward-looking statements reflect management’s good faith judgment based on facts and factors currently known to management. Synlogic cautions investors not to place undue reliance on any such forward-looking statements.

These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: (i) the ability to obtain the requisite approval from stockholders of Synlogic and Caldera; (ii) the risk that the Contemplated Transactions and the Concurrent Financing may not be completed in a timely manner or at all; (iii) the possibility that competing offers or acquisition proposals will be made; (iv) the possibility that any or all of the various conditions to the consummation of the Contemplated Transactions and the Concurrent Financing may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances that would require either party to pay a termination fee or other expenses; (vi) the effect of the pendency of the Contemplated Transactions on the parties’ ability to retain and hire key personnel, their ability to maintain relationships with customers, suppliers and others with whom they do business, their business generally or their stock price; (vii) risks related to diverting management’s attention from ongoing business operations or the loss of one or more members of the management team; (viii) the risk that stockholder litigation in connection with the Contemplated Transactions may result in significant costs of defense, indemnification and liability; (ix) the parties’ ability to realize the anticipated benefits of the Contemplated Transactions; (x) the risk that the parties may assume unexpected liabilities and expenses as a result of the Contemplated Transactions and the Concurrent Financing; (xi) uncertainties as to Caldera’s anticipated preclinical and clinical drug development activities and related timelines, including the expected timing for commencing clinical trials and announcing data and other clinical results; (xii) the risk that interim, preliminary or topline clinical data may change as additional data become available, and that early clinical results may not be predictive of results in later-stage clinical trials or in patients; and (xiii) uncertainties regarding the safety, efficacy, immunogenicity, pharmacokinetic profile and regulatory path of CLD-423, including interactions with and approvals from applicable regulatory authorities. For information regarding other related risks, see the “Risk Factors” section of Synlogic’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026, as amended on April 30, 2026, Synlogic’s most recent Quarterly Report on Form 10-Q and Synlogic’s other filings with the SEC. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. These forward-looking statements speak only as of the date hereof. Neither Synlogic nor Caldera assumes any obligation to, and does not currently intend to, update any such forward-looking statements except as may be required by law.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of July 28, 2026, by and among Synlogic, Inc., Caldera Therapeutics, Inc., Sonic Holdco, Inc., Yellowstone Merger Sub, Inc., and Sonic Merger Sub, Inc.

10.1	Form of Synlogic Stockholder Support Agreement

10.2	Form of Caldera Stockholder Support Agreement

10.3	Form of Lock-Up Agreement

10.4*	Form of Securities Purchase Agreement

10.5	Form of Registration Rights Agreement

10.6	Form of Warrant Amending Agreement

99.1	Press Release issued on July 29, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide, on a supplemental basis, a copy of any omitted schedules and attachments to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 29, 2026	SYNLOGIC, INC.

	By:	/s/ Mary Beth Dooley
	Name:	Mary Beth Dooley
	Title:	Principal Executive Officer and Principal Financial Officer